                                                                  EXHIBIT (a)(3)

                           NOTICE OF GUARANTEED DELIVERY
                    TO TENDER SHARES OF COMPANY COMMON STOCK
                                       OF
                            PLM INTERNATIONAL, INC.
                      PURSUANT TO THE OFFER TO PURCHASE BY
                            MILPI ACQUISITION CORP.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer made in the Offer to Purchase dated
December 29, 2000 if (i) certificates ("Share Certificates"), evidencing shares of Common Stock, par value $.01 per share ("Company Common Stock"), of PLM International, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Initial Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. All terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                          Mellon Investor Services LLC

                           BY FACSIMILE TRANSMISSION:
                       (for Eligible Institutions only):
                                 (201) 296-4293

                             CONFIRM BY TELEPHONE:
                                 (201) 296-4860

   BY OVERNIGHT COURIER:                BY MAIL:                      BY HAND:
Mellon Investor Services LLC  Mellon Investor Services LLC  Mellon Investor Services LLC
85 Challenger Road            P.O. Box 3301                 120 Broadway, 13th Floor
Mail Drop-Reorg               South Hackensack, NJ 07606    New York, NY 10271
Ridgefield Park, NJ 07660     Attn: Reorganization Dept.    Attn: Reorganization Dept.
Attn: Reorganization Dept.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR FACSIMILE TRANSMISSION OTHER THAN TO THE NUMBER SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
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                 THE GUARANTEE OF DELIVERY ON THE REVERSE SIDE
                               MUST BE COMPLETED.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to MILPI Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 29, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of Company Common Stock specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

         ---------------------------------------------------------------------

         Name(s) of Holders (Please print or type):

         _______________________________________________________________________

         _______________________________________________________________________
         Address:

         _______________________________________________________________________

         _______________________________________________________________________
                                   (Include Zip Code)

         Daytime Telephone Number (include area code):

         _______________________________________________________________________

         Signature(s) of Holders:

         _______________________________________________________________________

         _______________________________________________________________________
         ---------------------------------------------------------------------

Number of Shares of Company Common Stock:

________________________________________________________________________________

Certificate No.(s) (if Available):
________________________________________________________________________________

________________________________________________________________________________

/ / Check this box if shares of Company Common Stock will be delivered by book-entry transfer

Account No.: ___________________________________________________________________

Dated: _________________________________________________________________________

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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary certificates representing the shares of Company Common Stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, within three NYSE trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                 City/State/Zip

Title: _________________________________________________________________________

Name: __________________________________________________________________________

                              PLEASE TYPE OR PRINT

Area Code and Telephone No.: ___________________________________________________

Dated: _____________________________________

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD
      BE SENT WITH THE LETTER OF TRANSMITTAL

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